EXHIBIT 5.1

                           GLASSBERG & GLASSBERG, P.A.
                            13615 South Dixie Highway
                                  Suite 114-514
                              Miami, Florida 33176
                                  305-669-9535

                                   May 1, 2003

Eline Entertainment Group, Inc.
8905 Kingston Pike
Suite 313
Knoxville, TN   37923

         Re: Registration Statement on Form S-8; Eline Entertainment Group, Inc. (the "Company")
Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration for public sale of up to 250,000 shares of common stock, $.001 par value ("Common Stock") which may be issued pursuant to the Company's 2003 Stock Option and Equity Compensation Plan (the "Plan").

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation, as amended, and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company authorizing the Plan; (c) the Plan; (d) the Registration Statement and the exhibits thereto; and (e) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon and in reliance of the foregoing, we are of the opinion that the shares of Common Stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
                                        Sincerely,

                                        /s/ Glassberg & Glassberg, P.A.
                                        GLASSBERG & GLASSBERG, P.A.